CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 (the “Registration Statement”) of our reports dated February 24, 2011 relating to the financial statements and financial highlights of American Bond Trust, Bond Trust, Core Diversified Growth & Income Trust, and Lifestyle Growth Trust, certain of the portfolios comprising John Hancock Variable Insurance Trust (formerly, John Hancock Trust) appearing in the respective December 31, 2010 Annual Reports to Shareholders. We also consent to the references to us under the headings “Financial Statements” and “Financial Highlights of the Funds” in the Registration Statement and “Information Incorporated by Reference” in the August 23, 2011 Statement of Additional Information, which constitutes part of the Registration Statement.

We hereby also consent to the incorporation by reference in the May 2, 2011 Prospectus and Statement of Additional Information of John Hancock Variable Insurance Trust, as supplemented, of our reports dated February 24, 2011, relating to the financial statements and financial highlights appearing in the respective December 31, 2010 Annual Reports to Shareholders, which is incorporated by reference in the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the May 2, 2011 Prospectus and Statement of Additional Information of John Hancock Variable Insurance Trust.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
July 13, 2011